Exhibit 99.2

EXCEL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Historical	Pro Forma
	Excel Corporation	Adjustment A	Adjustment B	Pro Forma
Revenues
Equipment lease revenue	$7,295,419	$(7,295,419)	$-	$-
Transaction and processing fees	2,228,878	-	-	2,228,878
Other	40,942	(40,942)	-	-
Total revenues	$9,565,239	$(7,336,361)	$-	$2,228,878

Costs and expenses
Equipment and other merchant acquisition costs	$1,422,013	$(1,419,703)	$-	$2,310
Merchant refund	453,347	(453,347)	-	-
Salaries and wages	7,412,124	(5,812,938)	-	1,599,186
Outside commissions	1,281,595	(1,281,595)	305,489	305,489
Other selling general and administrative expenses	2,017,067	(1,492,420)	550,000	1,074,647
Total costs and expenses	$12,586,146	$(10,460,003)	$855,489	$2,981,632

Net income (loss) from operations	$(3,020,907)	$3,123,642	$(855,489)	$(752,754)

Other income
Gain on sale of residual portfolio	2,800,000	-	-	2,800,000
Gain on settlement of debt	175,101	-	-	175,101
Total other income	$2,975,101	$-	$-	$2,975,101
Interest expense	391,075	-	-	391,075

Net income (loss) before income taxes	(436,881)	3,123,642	(855,489)	1,831,272
Income tax expense (benefit)
Current	(490,605)	1,155,748	(316,531)	348,612
Deferred	490,605	(1,020,521)	-	(529,916)
Total income tax expense (benefit)	-	135,227	(316,531)	(181,304)

Net Income (loss)	$(436,881)	$3,258,869	$(1,172,020)	$1,649,968

Net income (loss) per share -basic and diluted	$(0.005)			$0.018
Weighted average shares outstanding -basic and diluted	94,009,760			94,009,760

EXCEL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA  STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

	Historical	Pro Forma
	Excel Corporation	Adjustment A	Adjustment B	Pro Forma
Revenues
Equipment lease revenue	$11,950,253	$(11,950,253)	$-	$-
Transaction and processing fees	5,549,482	-	-	5,549,482
Merchant cash advance revenue and other	99,597	(19,839)	-	79,758
Total revenues	$17,599,332	$(11,970,092)	$-	$5,629,240

Costs and expenses
Equipment and other merchant acquisition costs	$2,365,300	$(2,365,300)	$-	$-
Merchant refund	1,135,213	(1,135,213)	-	-
Processing and servicing costs	674,175	-	-	674,175
Salaries and wages	11,280,640	(9,098,076)	-	2,182,564
Outside commissions	1,600,815	(1,583,847)	516,951	533,919
Other selling general and administrative expenses	2,239,829	(1,487,726)	-	752,103
Total costs and expenses	$19,295,972	$(15,670,162)	$516,951	$4,142,761

Net income (loss) from operations	$(1,696,640)	$3,700,070	$(516,951)	$1,486,479

Other income
Gain on sale of residual portfolio	445,742	-	-	445,742
Total other income	445,742	-	-	445,742
Interest expense	$371,596	$-	$-	$371,596

Net income (loss) before income taxes	$(1,622,494)	$3,700,070	$(516,951)	$1,560,625
Income tax expense (benefit)
Current	(714,560)	1,369,026	(191,272)	463,194
Deferred	714,560	-	-	714,560
Total income tax expense (benefit)	-	1,369,026	(191,272)	1,177,754

Net income (loss)	$(1,622,494)	$2,331,044	$(325,679)	$382,871

Net income (loss) per share -basic and diluted	$(0.017)			$0.004
weighted average shares outstanding -basic and diluted	98,261,810			98,261,810

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EXCEL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2015

	Historical	Pro Forma
	Excel Corporation	Adjustment A	Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$362,130	$-	$362,130
Accounts receivable	1,174,141	(158,000)	1,016,141
Prepaid expenses	45,218	(2,144)	43,074
Inventory	7,262	(7,262)	-
Other current assets	83,545	-	83,545
Total current assets	$1,672,296	$(167,406)	$1,504,890

Other Assets
Fixed assets, net of depreciation	468,068	(283,108)	184,960
Goodwill	7,914,269	-	7,914,269
Note receivable	675,000	-	675,000
Equity investment	164,790	-	164,790
Residual portfolios	2,505,164	-	2,505,164
Other long term assets	613,683	(19,790)	593,893
Total other assets	12,340,974	(302,898)	12,038,076
Total assets	$14,013,270	$(470,304)	$13,542,966

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$1,374,878	$-	$1,374,878
Accrued compensation	1,508,531	-	1,508,531
Other accrued liabilities	839,308	-	839,308
Notes payable - current portion	8,984,544	-	8,984,544
Total current liabilities	$12,707,261	$-	$12,707,261

Long-term liabilities
Notes payable - long term portion	226,733	-	226,733
Other long term liabilities	41,692	-	41,692
Total long term liabilities	$268,425	$-	$268,425

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, 10,000,000 shares authorized, none issued and outstanding	-		-
Series A preferred stock, $.001 par value 2 shares issued and outstanding as of December 31, 2015	-		-
Common stock, $.0001 par value, 200,000,000 shares authorized 98,259,070 and 97,259,070 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively.	9,826		9,826
Additional paid-in capital	4,428,391		4,428,391
Accumulated deficit	(3,400,633)	(470,304)	(3,870,937)
Total stockholders' equity	$1,037,584	$(470,304)	$567,280
Total Liabilities and Stockholders' Equity	$14,013,270	$(470,304)	$13,542,966

The accompanying notes are an integral part of the Unaudited Pro Forma Combined Financial Statements.

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Excel Corporation

Notes to Unaudited Pro Forma Combined Financial Statements

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements (“Pro Forma Statements”) present the pro forma condensed consolidated financial position and results of operations of Excel after giving effect to the acquisition and the adjustments described in the footnotes.

The pro forma amounts have been developed from (a) the audited consolidated financial statements of Excel contained in its Annual Report on Form 10-K for the year ended December 31, 2015, and (b) the unaudited financial statements of Payprotec Oregon LLC dba Securus Payments (“Securus”) for the years ended December 31, 2014 and 2015.

The Pro Forma Statements have been prepared to reflect adjustments to our historical consolidated financial information that are directly attributable to the transaction with Chyp LLC and factually supportable.

The Pro Forma Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Excel would have been had the transaction with Chyp occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The Pro Forma Statements do not include the realization of cost savings from operating efficiencies, revenue synergies or other potential operating impacts from the transaction. In particular, they do not include any revenues or costs resulting from the preferred marketing agreement between Chyp and Excel and its subsidiaries.

The Pro Forma Statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Excel.

Note 2. Pro Forma Adjustments

Statements of Operations

Adjustment A. This adjustment eliminates the historical costs and expenses and expenses associated with the operations sold to Chyp. For the year ended December 31, 2014, income tax expense reflected a benefit of $1,020,521 from the use of net operating loss carryforwards.

Adjustment B. This adjustment reflects the financial support Securus will provide Chyp pursuant to the terms of the Purchase Agreement.

Balance Sheet

Adjustment A. This adjustment eliminates the assets sold to Chyp.

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